Exhibit 99.4

2829 Westown Parkway
Suite 200
West Des Moines, IA 50266
515-223-3788 Office
800-422-3087 Toll Free
515-223-7424 Fax

October 21, 2005

«Company»

Attn: General Manager

«Address1»

«Address2»

«City», «State» «PostalCode»

Dear Shareholder:

The enclosed “Preference Ballot for FCStone Class II Director” is being sent to our 12 largest stockholders as noted below and the FCStone ESOP Trustee. Our Bylaws provide for the largest 12 stockholders and the ESOP Trustee to cast preference ballots to be used as a part of the nomination process leading to election of a Class II director to the FCSTONE Board of Directors. Any person employed by a stockholder is eligible to be a Class II Director.

The attached Preference Ballot lists the only individual who was proposed by two large members, Brent Bunte. Information concerning Mr. Bunte’s background is also enclosed. Please indicate your preference for the person to be selected by the Board of Directors as the Class II Director nominee for election at our annual meeting on the attached Preference Ballot.

The twelve stockholders which, in addition to the ESOP Trustee, take part in this nomination process are as follows:

Aurora Cooperative Elevator	West Central Cooperative
PO Box 209	PO Box 68
Aurora, NE 68818	Ralston, IA 51459

Ontario Wheat Producers	NEW Cooperative, Inc.
190 Nicklin Rd.	PO Box 818
P.O. Box 1058	Fort Dodge, IA 50501
Guelph, Ontario,
Canada N1H6N1

Central Valley Ag	United Farmers Cooperative
415 East Highway 20	Box 310
O’Neill, NE 68763-0330	Shelby, NE 68662

MFA Oil	Heartland Cooperative
1 Ray Young Drive	PO Box 71399
Columbia, MO 65201	West Des Moines, IA 50325

Sunray Coop	Max Yield Cooperative
Box 430	P.O. Box 49
Sunray, TX 79086	West Bend, IA 50597

CPI	Farmers Cooperative
PO Box 2028	208 West Depot
Hastings, NE 68901	Dorchester, NE 68343

FCSTONE will prepare and deliver to you free of charge a proxy statement in connection with its annual meeting of stockholders which is expected to be held on January 5, 2006. At this annual meeting, the stockholders of the company will elect directors of FCSTONE to fill vacancies created by the expiration of the terms of three Class I Directors and the Class II Director. You should read the proxy statement when it is available because it contains important information. FCSTONE’s proxy statement for the annual meeting of stockholders will be filed with the Securities and Exchange Commission and will be available free of charge on the SEC web site at www.sec.gov.

Please contact me if you have any questions on the above.

Sincerely,

Paul G. “Pete” Anderson, President

PREFERENCE BALLOT FOR FCSTONE CLASS II DIRECTOR

As provided in FCSTONE’s Bylaws, this Preference Ballot (the “Ballot”) is being sent to the twelve (12) largest stockholders and the ESOP Trustee on the basis of the common and preferred stock held (the “Large Members”). Article III, Section 6(a) of FCSTONE’s Bylaws provides for nomination procedures for the position of Class II Director. Any employee of any stockholder of FCSTONE who has been nominated by at least two of the Large Members is eligible to be listed on this Ballot. The individual listed below was the only person who was proposed by two large members in this nomination process. This Ballot may be cast for the listed candidate or for any other person eligible to be a Class II Director. A single nominee for Class II director will then be selected by the Board of Directors after considering the results of the Preference Ballots returned on or before November 30, 2005, and that single nominee will be reported to and placed in nomination before FCSTONE’s annual meeting to be held next January.

INSTRUCTIONS: Please complete, sign and return this Ballot to the address shown below on or before November 30, 2005.

Corporate Counsel

FCStone Group, Inc.

2829 Westown Parkway, Suite 200

West Des Moines, IA 50266

The following person, who is an employee of a stockholder of FCStone Group, Inc., is preferred by the undersigned for nomination at the annual meeting for election as the Class II director:

	Name of Nominee	Name of Nominee’s Employer
☐	Brent Bunte	NEW Cooperative, Inc.

☐

Please sign below:

«Company»

By: